UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 13, 2007

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into Material Agreement

Form of Stock Option Agreement for 2007 Incentive Award Plan

The Company’s board of directors has adopted a form of stock option agreement to be used in connection with grants of stock options to directors, employees and consultants under the Company’s 2007 Incentive Award Plan.  The form of stock option agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The terms of the Company’s 2007 Incentive Award Plan are described in the Company’s Current Report on Form 8-K filed June 29, 2007.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Form of Stock Option Agreement for 2007 Incentive Award Plan

As described in Item 1.01, the Company’s board of directors has adopted a form of stock option agreement to be used in connection with grants of stock options to directors, employees and consultants under the Company’s 2007 Incentive Award Plan.  The form of stock option agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The terms of the Company’s 2007 Incentive Award Plan are described in the Company’s Current Report on Form 8-K filed June 29, 2007.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

99.1         Form of Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2007	By:	/s/ Ronald Andrews
		Name:	Ronald Andrews
		Title:	President and
Chief Executive Officer